EXHIBIT 5


January 20, 2003

Diane Perkins., President
NAVIGATOR VENTURES, INC.
1380 Miami Gardens Drive.
Miami, FL  33179

         Re:  Legal Opinion for S-8 Registration Statement

Dear Ms. Perkins

         At your request, I have examined the form of Registration Statement which NAVIGATOR VENTURES, INC. (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,400,000. shares of your Common Stock (the "Stock") issuable pursuant to satisfaction of conditions set forth in the Stock Incentive Plan of the Company (the "Plan").

         In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

          1.   Certificate of Incorporation of the Company, as amended to date;

          2.   Bylaws of the Company, as amended to date;

          3. Resolutions adopted by the Board of Directors of the Company authorizing entry into a Stock Incentive Plan;

          4.   The Registration Statement;

          5. The Stock Incentive Plan which the shares are being registered in the Registration Statement.

         I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the Stock Incentive Plan, subject to the effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of necessary documents in accordance with the Stock Option Plan as contemplated, when issued, will be duly and validly authorized, fully paid and non-assessable; and (ii) no consent,


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approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

         I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the stock delivered upon fulfillment of the Stock Option Plan is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the stock.

         I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

         By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

         The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Very truly yours,

/s/  Warren J. Soloski
----------------------
Warren J. Soloski




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